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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Current Report on Form 8-K Amendment No. 1 of All American Food Group, Inc. and Subsidiaries of our reports dated November 20, 1997, with respect to the combined financial statements of St. Pete Bagel Co., Inc., Sam and Son, Inc. and Bagel Man, Inc.


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JOHN RALPH & ASSOCIATES, P.A.


St. Petersburg, Florida
December 8, 1997